As filed with the Securities and Exchange Commission on March 31, 2000
                              Registration No. 333---------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                             EARTHSHELL CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

                               Delaware 77-0322379
                (State or Other Jurisdiction of (I.R.S. Employer
               Incorporation or Organization) Identification No.)

                               9020 Junction Drive

                       Annapolis Junction, Maryland 20701

                                 (301) 957-1300

                                  -------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 Simon K. Hodson

                             Chief Executive Officer

                             EARTHSHELL CORPORATION

                               9020 Junction Drive

                       Annapolis Junction, Maryland 20701

                                 (301) 957-1300

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 With copies to:

                           Robert K. Montgomery, Esq.
                              Casey M. Nault, Esq.
                           Gibson, Dunn & Crutcher LLP

                             2029 Century Park East

                          Los Angeles, California 90067

                                 (310) 552-8500

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

============================ ========================= =========================
           Title                 Proposed Maximum              Amount of
       of Securities                Aggregate                Registration
     to be Registered           Offering Price(1)                 Fee
---------------------------- ------------------------- -------------------------
---------------------------- ------------------------- -------------------------
       Common Stock,
      $.01 par value               $23,593,750                  $6,229
============================ ========================= =========================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

--------------------------------------------------------------------------------


The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH 31, 2000

PRELIMINARY PROSPECTUS

                                5,000,000 Shares

                             EARTHSHELL CORPORATION

                                  Common Stock

         This is a public offering of shares of common stock of EarthShell Corporation. We may offer for sale and sell shares in varying amounts and at prices and on terms to be determined at the time of sale. We will receive all of the proceeds from our sale of our common stock.

         Our common stock is listed on the NASDAQ National Market under the symbol "ERTH." On March 28, 2000, the closing price of one share of our common stock was $4.53.

         Our principal executive offices are located at 9020 Junction Drive, Annapolis Junction, Maryland 20701. Our telephone number is (301) 957-1300.

                                 --------------
         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                 --------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                  THE DATE OF THIS PROSPECTUS IS MARCH 31, 2000

                                  RISK FACTORS

                  BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE OF VARIOUS RISKS ASSOCIATED WITH SUCH AN INVESTMENT, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE BEFORE YOU DECIDE TO PURCHASE OUR COMMON STOCK.

                  EARTHSHELL(R) IS   A  REGISTERED   TRADEMARK  OF   EARTHSHELL
CORPORATION. ALIITE(R)IS A REGISTERED TRADEMARK OF E. KHASHOGGI INDUSTRIES, LLC. BIG MAC(R)IS A REGISTERED TRADEMARK OF THE MCDONALD'S CORPORATION.

BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY SUBJECT TO THE INHERENT RISKS OF ESTABLISHING A NEW BUSINESS, WE CANNOT ASSURE YOU THAT OUR OPERATIONS WILL ULTIMATELY BE SUCCESSFUL AND GENERATE A PROFIT IN THE FUTURE.

                  To date, we have primarily focused on developing products. Because we are a development stage company with no commercial operating history, we are subject to the inherent risks of establishing a new business enterprise. Although we have built our first plant to produce Big Mac(R) sandwich containers for sale to Perseco, the primary packaging purchaser for the McDonald's
Corporation, under a supply agreement between our licensee, Sweetheart Cup Company, Inc. ("Sweetheart"), and Perseco, it has not yet achieved full-scale commercial operations. In addition, although we have developed a number of prototype products, including bowls, plates, cups and other hinged-lid containers in addition to the Big Mac(R) container, these products remain subject to further development and customer-specific modification. Among other things, we must:

             o fully develop these prototype and additional products;
             o develop commercially viable manufacturing processes and capacity;
             o attract, retain and motivate qualified personnel;
             o achieve market acceptance of our products;
             o respond to competitive developments; and
             o develop systems to manage our growth effectively.

                  At this stage in our development, we cannot assure you that we will achieve these goals and that our operations will be successful and generate a profit in the future. As of March 31, 2000, we had not yet reported any operating revenues.

WE EXPECT TO CONTINUE TO EXPERIENCE OPERATING LOSSES UNTIL WE ARE ABLE TO COMMERCIALLY PRODUCE AND SELL OUR PRODUCTS IN QUANTITIES NECESSARY TO GENERATE A PROFIT.

                  Sweetheart has entered into a supply agreement with Perseco. We are currently in the midst of a product validation process with Perseco with respect to the EarthShell Big Mac(R) sandwich container made of the new composite material ("EarthShell Products") which is typical for all new product introductions into the McDonald's system. We expect to continue to incur substantial operating losses until this product validation process is complete and until we can commercially produce our products in quantities necessary to generate a profit and our products achieve broad market acceptance and penetration. We experienced aggregate net losses of approximately $145 million from our inception on November 1, 1992 through December 31, 1999. The success of our future operations depends upon our ability and the ability of our licensees and joint venture partners to commercialize various types of EarthShell Products. Due to the uncertainties inherent in product development, market acceptance of newly-developed products and our need to rely on our licensees and joint venture partners to manufacture, distribute and sell EarthShell Products, we are unable to predict when our products will be introduced nationally or when we will receive significant revenues from any EarthShell Product other than the EarthShell Big Mac(R) sandwich container, which we currently expect to be able to distribute nationally during the year 2000.

WE MAY NEED TO OBTAIN ADDITIONAL FINANCING IN ORDER TO FUND OUR OPERATIONS UNTIL EARTHSHELL PRODUCTS ACHIEVE COMMERCIAL VIABILITY AND GENERATE SIGNIFICANT REVENUES, WHICH COULD POTENTIALLY BE DILUTIVE TO EXISTING STOCKHOLDERS.

                  Although we believe the proceeds we anticipate receiving from this offering will provide EarthShell with the capital it needs for the foreseeable future, we may need to seek additional third party financing in the future to meet our operating and working capital needs and to fund the further expansion of our business. We may not be able to obtain that capital or that capital may not be available on terms satisfactory to us. If additional funds are raised through the issuance of stock, dilution to existing stockholders may result. If additional funds are raised through the incurrence of debt, these debt instruments will likely contain restrictive financial, maintenance and security covenants, which could restrict our ability to conduct our business as we would prefer in the absence of those covenants.

WE MAY CONTINUE TO INCUR FINANCIAL LOSSES AS A RESULT OF FUNDING OBLIGATIONS UNDER OUR AGREEMENTS WITH SOME OF OUR LICENSEES AND JOINT VENTURE PARTNERS, ONE OF WHICH REQUIRES US TO FUND NEGATIVE CASH FLOWS UNTIL OUR MANUFACTURING FACILITIES MEET EFFICIENCY CRITERIA SET FORTH IN THAT AGREEMENT.

                  We have refined our business strategy and are currently using a joint venture structure in which our joint venture partners will generally share equally in the cost of manufacturing facilities and will assume equally the risks of any failure of the manufacturing facilities to meet targeted efficiencies. The joint venture agreements we entered into with Finland-based Huhtamaki Van Leer Oyj and with Prairie Packaging, Inc. contain this type of risk-sharing arrangement. By contrast, our earlier agreement with Sweetheart is structured so that we license or contribute manufacturing equipment to Sweetheart and guarantee the performance of the equipment. This was done in an effort to induce Sweetheart to begin to produce EarthShell Products during their initial commercial introduction. In addition, under our operating agreement with Sweetheart, we are obligated to fund negative operating cash flow until the date upon which the turnkey manufacturing lines first meet specified efficiency criteria. We are also obligated to fund additional costs incurred if the equipment  does not continue to satisfy  these  criteria  for a two-year  period following that date. Our obligations to guarantee performance of these manufacturing lines and to fund negative operating cash flows under this agreement, and the possibility that we might ultimately fail to receive a return on our investment in the equipment, may cause us to continue to incur losses for a period of time and significantly impair our profitability.

THOUGH WE ARE PRODUCING A LIMITED AMOUNT OF OUR PRODUCTS ON AN INTEGRATED PRODUCTION LINE ON A COMMERCIAL SCALE, WE ARE NOT YET SURE THAT THEY CAN BE PRODUCED AT A COMPETITIVE COST. OUR FAILURE TO DO SO WOULD ADVERSELY AFFECT OUR ABILITY TO COMPETE WITH CONVENTIONAL DISPOSABLE FOODSERVICE PACKAGERS.

                  Our success depends, in substantial part, on our ability to produce EarthShell Products at a competitive cost. While we have been successful at producing the EarthShell Big Mac(R) sandwich container on commercial scale equipment, production volumes to date have been low relative to our purchase order commitment. Until production volumes approach design capacity levels, actual costs and profitability will not be certain. Further, all our other products are currently in various stages of development and we have not yet produced them on a fully integrated production line or on a commercial scale. We have not, therefore, proven the actual cost of manufacturing EarthShell Products, and we cannot assure you that we will be able to manufacture them at a competitive cost. As licensees and joint ventures begin to commercially produce EarthShell Products, they may encounter difficulties that cause costs of production to exceed what we currently anticipate. Our failure to manufacture EarthShell Products at commercially competitive costs would make it difficult to compete with other foodservice disposables manufacturers.

BECAUSE WE ARE NOT YET PRODUCING OUR PRODUCTS ON A COMMERCIAL SCALE, WE DO NOT KNOW WHETHER WE WILL BE ABLE TO CONSTRUCT SUFFICIENT MANUFACTURING CAPACITY THAT WILL PERMIT A TIMELY ROLL-OUT AND MARKET ACCEPTANCE OF OUR PRODUCTS.

                  Because of our inexperience in manufacturing, we cannot assure you that we will be successful in producing quantities of EarthShell Products sufficient to permit a timely commercial roll-out of EarthShell Products. Moreover, it may require greater time and effort than we anticipate to achieve the production volumes and efficiencies required. We cannot assure you that we will be successful in building sufficient manufacturing capacity on a timely basis or that we will have adequate manufacturing equipment available when necessary to permit a timely roll-out of EarthShell Products. Our failure to produce sufficient quantities of EarthShell Products or construct adequate manufacturing equipment that is properly working in an integrated manner when necessary to permit a timely roll-out of EarthShell Products could adversely affect market acceptance of EarthShell Products.

CONSUMERS  MAY  NOT  PERCEIVE  EARTHSHELL  PRODUCTS  AS  BEING  BETTER  FOR  THE
ENVIRONMENT THAN CONVENTIONAL DISPOSABLE FOODSERVICE CONTAINERS, WHICH WOULD ADVERSELY AFFECT MARKET ACCEPTANCE OF OUR PRODUCTS.

                  Our success depends substantially on our ability to design, develop and manufacture foodservice disposables that are not as harmful to the environment as conventional disposable foodservice containers made from paper, plastic and polystyrene. EarthShell has used a life cycle inventory methodology in its environmental assessment of EarthShell Products and in the development of associated environmental claims and we have received support for the EarthShell concept from a number of environmental groups. Although we believe that EarthShell Products offer a number of environmental advantages over conventional packaging products, our products may also possess characteristics that consumers or some environmental groups could perceive as negative for the environment. In particular, EarthShell Products may result in more solid waste by weight and, in a dry environment, by volume, and manufacturing and distributing them may release greater amounts of some pollutants, and lesser amounts of other pollutants, than occurs with conventional packaging. Whether, on balance, EarthShell Products are better for the environment than conventional packaging products is a somewhat subjective judgment and we believe that we have addressed the major concerns of environmental groups with respect to the EarthShell Big Mac(R) sandwich container and have goals in place to:

             o reduce the weight of the container;
             o use reclaimed starch from sources not currently being
               reclaimed for commercial uses;  and
             o continue  our  efforts to reduce  the  environmental  impact of the EarthShell Big Mac(R) sandwich container.

                  Additionally, we prefer to use, whenever possible, recycled or reclaimed raw materials that meet our processing and product performance criteria. For example, we are currently seeking commercial sources of recycled, FDA-compliant, post consumer waste ("PCW") fiber. Should FDA-compliant PCW fiber not be available, we will use the next most suitable, environmental fiber source and adjust any relevant environmental claims accordingly. We cannot assure you that environmental groups, regulators, customers or consumers will agree that EarthShell Products have an environmental advantage over conventional packaging. Nor can we assure you that all future EarthShell Products, some of which may require unique material formulations and coatings, will have, or that the market will recognize them as having, a reduced environmental impact. If EarthShell Products do not have, or are not recognized by others as having, a reduced environmental impact, this could adversely affect market acceptance of these products.

WE HAVE NOT YET FULLY EVALUATED ALL OF THE EARTHSHELL PRODUCTS AND IT IS POSSIBLE THAT SOME OF THE PRODUCTS MAY NOT PERFORM AS WELL AS CONVENTIONAL PACKAGING PRODUCTS, WHICH WOULD ADVERSELY AFFECT MARKET ACCEPTANCE OF THESE PRODUCTS.

                  Although we believe that we can engineer EarthShell Products to meet many of the critical performance requirements for specific applications, individual products may not perform as well as conventional foodservice disposables; for example, some consumers may prefer clear cups and clear lids on take-home containers, which are not available with our foam technology. We are still developing many of our EarthShell Products and we have not yet evaluated the performance of all of them. If we fail to develop EarthShell Products that perform comparably with conventional foodservice disposables, this could cause consumers to prefer our competitors' products.

WE ARE EXPOSED TO RISKS OF DELAY THAT COULD DELAY THE INTRODUCTION OR MARKET ACCEPTANCE OF ONE OR MORE OF OUR PRODUCTS AND OBLIGATE US FINANCIALLY UNDER ONE OF OUR OPERATING AGREEMENTS.

                  There are substantial risks of delay, some of which are beyond
our  control,   associated   with:

             o developing   our  products  and  related manufacturing processes;
             o market acceptance of and demand for our products; and
             o developing sufficient production capacity to produce our products.

                  For example, we have experienced significant delays in the initial commercial production of the EarthShell Big Mac(R) sandwich container for McDonald's. These delays resulted from, among other things, difficulties in integrating manufacturing equipment and persistent, but typical, problems debugging our manufacturing lines at Sweetheart's Owings Mills, Maryland facility. The manufacturing process includes various stages of operation, such as mixing, forming, trimming, sanding, coating, printing and stacking, all of which are integrated and computer controlled along an assembly line. We believe we will be successful in the debugging process going forward as we ramp up production lines to produce at higher levels, but we cannot assure you that this process will not result in further delays.

                  Future delays will obligate us financially under our operating agreement with Sweetheart. In addition, we cannot assure you that we or our licensees or joint venture partners will not experience similar or other problems in start-up or ongoing operations. Delays in the introduction or market acceptance of one or more EarthShell Products would delay our ability to realize any revenues from sales of those products.

IF MCDONALD'S OR ANY OTHER OF OUR ANTICIPATED INITIAL PURCHASERS OF OUR PRODUCTS DO NOT PURCHASE SIGNIFICANT QUANTITIES OF OUR PRODUCTS, IT COULD DELAY THE INTRODUCTION AND MARKET ACCEPTANCE OF OUR PRODUCTS.

                  We intend McDonald's to be the first foodservice operator to use EarthShell Products. If McDonald's or any other anticipated initial purchasers of our products do not ultimately purchase significant quantities of our products, it could delay the introduction and market acceptance of one or more of our products and delay our ability to realize any revenues from sales of those products. Our ongoing product validation process with respect to EarthShell Products being developed for use in McDonald's restaurants does not represent a binding development obligation on the part of McDonald's, and McDonald's is therefore under no obligation to initiate or continue any development relationship with us.

AN UNEXPECTED UNAVAILABILITY OF RAW MATERIALS USED TO MANUFACTURE OUR PRODUCTS, INCREASES IN THE PRICE OF THE RAW MATERIALS, OR THE NECESSITY OF FINDING ALTERNATIVE RAW MATERIALS TO USE IN OUR PRODUCTS COULD DELAY THE INTRODUCTION AND MARKET ACCEPTANCE OF OUR PRODUCTS.

                  Although we believe that sufficient quantities of all raw materials used in EarthShell Products are generally available, if any raw materials become unavailable it could delay the commercial introduction and hinder market acceptance of EarthShell Products. In addition, we and our licensees may become significant consumers of certain key raw materials, such as starch, and if such consumption is substantial in relation to the available resources, raw material prices may increase which in turn may increase the cost of EarthShell Products and impair our profitability. In addition, we may need to seek alternative sources of raw materials or modify our product formulations if the cost or availability of the raw materials that we currently use become prohibitive.

WE CANNOT ASSURE YOU THAT OUR LICENSEES AND JOINT VENTURE PARTNERS WILL DEVOTE SUFFICIENT RESOURCES TO OUR PRODUCTS OR SUCCESSFULLY MANUFACTURE, DISTRIBUTE OR MARKET OUR PRODUCTS BECAUSE MANY OF THEM HAVE PRODUCTS THAT WILL COMPETE WITH OUR PRODUCTS AND OUR LICENSEE MANUFACTURERS ARE NOT OBLIGATED TO ACHIEVE MINIMUM SALES QUOTAS.

                  We have no experience in commercially manufacturing, distributing and marketing foodservice disposables. We will depend on our licensees and joint venture partners to manufacture and distribute EarthShell Products. We have entered into agreements with Sweetheart, Finland-based Huhtamaki Van Leer Oyj and Prairie Packaging, Inc., but these agreements permit those licensees to manufacture and sell other foodservice disposable packaging products that are not based on the EarthShell material. We intend to enter into additional license agreements and joint venture relationships in the future. Although we have produced EarthShell Products at a low volume level at Sweetheart's facilities, none of our other licensees has commercially produced or distributed any EarthShell Products. Our licensee manufacturers are not obligated to achieve minimum sales quotas. Our licensees and joint venture partners also manufacture paper or polystyrene packaging which will compete with EarthShell Products. We cannot assure you that our licensees and joint venture partners will devote sufficient resources or otherwise be able successfully to manufacture, distribute or market EarthShell Products. Their failure to do so would inhibit our ability to distribute our products into the marketplace.

OUR DEPENDENCE ON E. KHASHOGGI INDUSTRIES, LLC ("EKI") FOR THE TECHNOLOGY NECESSARY TO MANUFACTURE EARTHSHELL PRODUCTS AND FOR CERTAIN TECHNICAL PERSONNEL MEANS THAT A DISRUPTION IN THE OPERATIONS OR FINANCIAL CONDITION OF EKI EXPOSES US TO RISKS THAT EKI MAY NOT BE ABLE TO PERFORM SERVICES THAT WE REQUIRE.

                  We do not own the technology necessary to manufacture EarthShell Products and we are dependent upon our world-wide, royalty-free, exclusive license pursuant to an Amended and Restated License Agreement with EKI (the "License Agreement") to use that technology. We can only use the technology to develop, manufacture and sell specified foodservice disposables for use in the foodservice industry and we have no right to exploit opportunities to apply this technology or improve it outside this field of use. EKI may cancel the license if we are in breach of any material obligations under the License Agreement and do not cure the breach within a specified period. If EKI were to file for or be declared bankrupt, we would likely be able to retain our rights under the License Agreement with respect to U.S. patents. However, it is possible that EKI could take steps to terminate our rights under the License Agreement with respect to international patents.

                  We share one key executive with EKI (Simon Hodson). EKI also provides significant scientific and technical services to us pursuant to an Amended and Restated Technical Services and Sublease Agreement (the "Technical Services Agreement"), which runs through December 31, 2002, to support the continued design and development of EarthShell Products. We also depend on EKI to further develop and refine the basic technology used in EarthShell Products, although EKI is not obligated to complete any further development or refinement under the terms of the License Agreement. If anything disrupted the operations or financial condition of EKI, it would expose us to the risk that EKI might fail to perform services that we require.

BECAUSE ONE MAJORITY SHAREHOLDER CONTROLS BOTH EKI AND EARTHSHELL, CONFLICTS MAY ARISE BETWEEN THE COMPANIES WITH RESPECT TO CORPORATE OPPORTUNITIES AND WE CANNOT ASSURE YOU THAT THESE CONFLICTS WILL ALWAYS BE RESOLVED IN EARTHSHELL'S FAVOR.

                  Mr. Essam Khashoggi is the indirect majority equity owner of and therefore controls both EarthShell and EKI, which means that Mr. Khashoggi owns a majority interest in both EarthShell and EKI through other entities which he controls. Mr. Khashoggi is the beneficial owner of approximately 70% of the outstanding shares of EarthShell's common stock directly or indirectly through various entities that he controls, including EKI. As a result, Mr. Khashoggi is able to:

             o elect all of the directors of EarthShell;
             o control the direction and policies of EarthShell;
             o determine the outcome of corporate transactions requiring the approval of EarthShell's stockholders, including mergers, consolidations and the sale of all or substantially all of the assets of EarthShell; and
             o prevent or cause a change in control of EarthShell.

                  Mr. Khashoggi also has the power to control our relationship with EKI, which he also controls, and upon which we depend for, among other things, research and development. We cannot assure you that we will always agree with Mr. Khashoggi's decisions regarding our business.

                  Conflicts may arise between EKI and EarthShell, particularly with respect to corporate opportunities, including:

             o developing new markets and uses for products based on the
               EarthShell  Products;
             o allocating  research and development  resources;
             o the time that the common directors and officers devote to
               EarthShell  and  EKI;  and
             o how  each of EKI and  EarthShell  performs  its obligations under the License Agreement, the Technical Services Agreement and the Amended and Restated Agreement for the Allocation of Patent Costs (the "Patent Allocation Agreement").

                  Under the Patent Allocation Agreement, we are obligated to pay or reimburse EKI for all costs and expenses associated with filing, prosecuting, acquiring and maintaining some patents or patent applications. EKI will control the costs and expenses incurred in connection with these patents and patent applications. Any patents granted will be the property of EKI, and EKI may obtain a benefit from those patents other than under the License Agreement, including using and/or licensing the patents and related technology in a manner or for uses unrelated to the license which EKI granted to EarthShell in the foodservice disposables field of use. We cannot assure that conflicts of interest that arise between EKI and EarthShell will always be resolved in EarthShell's favor.

DESPITE OUR ATTEMPTS TO PROTECT OUR PATENTED TECHNOLOGY, IT IS POSSIBLE THAT THIRD PARTIES WILL INFRINGE OUR PATENTS, THAT NEW PRODUCTS THAT WE DEVELOP WILL NOT BE COVERED BY OUR EXISTING PATENTS OR THAT WE COULD SUFFER AN ADVERSE DETERMINATION IN A PATENT INFRINGEMENT PROCEEDING, ANY AND ALL OF WHICH COULD ALLOW OUR COMPETITORS TO DUPLICATE OUR PRODUCTS WITHOUT HAVING HAD TO INCUR THE RESEARCH AND DEVELOPMENT COSTS WE HAVE INCURRED AND THEREFORE ALLOW THEM TO PRODUCE AND MARKET THOSE PRODUCTS MORE PROFITABLY THAN EARTHSHELL.

                  Our ability to compete effectively with conventional packaging will depend, in part, on our ability to protect our proprietary rights to the licensed technology. Although EKI and EarthShell endeavor to protect the licensed technology through, among other things, U.S. and foreign patents, the duration of these patents is limited and we cannot assure you that the patents and patent applications licensed to us are sufficient to protect our technology. We also cannot assure you that any patent that EKI obtains and licenses to us will be held valid, or that others will not circumvent or infringe those patents. We also rely on trade secrets and proprietary know-how that we try to protect in part by confidentiality agreements with our licensee manufacturers, proposed joint venture partners, employees and consultants. These agreements have limited terms and we cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that our competitors will not learn our trade secrets or independently develop them.

                  It is necessary for us to litigate from time to time to enforce patents issued or licensed to us, to protect our trade secrets or know-how and to determine the enforceability, scope and validity of the proprietary rights of others. As an example of this type of litigation, on August 2, 1999, Novamont S.p.A., an Italian company specializing in the manufacture of a biodegradable plastic resin and products, filed a complaint in the United States District Court for the Northern District of Illinois alleging infringement of three patents. We have analyzed all three patents and believe we have strong meritorious defenses and have been vigorously defending the lawsuit. Although we know of no other alleged or actual infringement by EarthShell or EKI of third party patents, it is always possible that a third party could assert infringement. Patent and patent applications on formulations of the new composite material are based in part on specific proportional mixtures of the components of the material. We continue to test and modify the components and their proportional mixtures to balance environmental, economic and performance concerns. We cannot assure you that the mixture that we ultimately determine to be optimal will be protected under our patents or that it will not be subject to a patent held by others. If our patents do not protect the optimal mixture, or if the mixture is subject to a patent held by a third party and the third party asserts patent infringement, this would restrict our ability to produce and market our products.

                  We believe that we own or have the rights to use all of the technology that we expect to incorporate into EarthShell Products, but an adverse determination in litigation or infringement proceedings to which we are or may become a party could subject us to significant liabilities and costs to third parties or require us to seek licenses from third parties. Although patent and intellectual property disputes are often settled through licensing or similar arrangements, costs associated with those arrangements could be substantial and could include ongoing royalties. Furthermore, we cannot assure you that we could obtain the necessary licenses on satisfactory terms or at all. We could incur substantial costs attempting to enforce our licensed patents against third party infringement, or the unauthorized use of our trade secrets and proprietary know-how or in defending ourselves against claims of infringement by others. Accordingly, if we suffered an adverse determination in a judicial or administrative proceeding or failed to obtain necessary licenses, it would prevent us from manufacturing or licensing others to manufacture some of our products.

ESTABLISHED COMPETITORS IN THE FOODSERVICE DISPOSABLES INDUSTRY COULD IMPROVE THE ABILITY TO RECYCLE THEIR EXISTING PRODUCTS OR DEVELOP NEW ENVIRONMENTALLY PREFERABLE, DISPOSABLE FOODSERVICE CONTAINERS WHICH COULD RENDER OUR TECHNOLOGY OBSOLETE AND COULD NEGATIVELY IMPACT OUR ABILITY TO COMPETE.

                  Competition   among  existing  food  and  beverage   container
manufacturers in the foodservice industry is intense. At present, most of our competitors have substantially greater financial and marketing resources at their disposal than we do, and many have well-established supply, production and distribution relationships and channels. Companies producing products utilizing competitive materials such as paper, plastic or polystyrene may reduce their prices or engage in advertising or marketing campaigns designed to protect their respective market shares and impede market acceptance of EarthShell Products. Recently, a number of paper and plastic disposable packaging manufacturers and converters have tried to increase recycling of their products. Increased recycling of paper and plastic products could reduce their negative environmental impact, which is one significant basis upon which we intend to compete. A number of companies have introduced starch-based materials or are attempting to develop plastics that they claim are biodegradable and other specialty polymers as potential environmentally superior packaging alternatives. We expect that many existing packaging manufacturers may actively seek competitive alternatives to our products and processes. The development of competitive, environmentally preferable, disposable foodservice containers, whether or not based on our products and technology, could render our technology obsolete and could impair our ability to compete.

OUR LOSS OF KEY TECHNICAL AND MANAGEMENT PERSONNEL COULD BE HIGHLY DISRUPTIVE TO OUR BUSINESS OPERATIONS.

                  At present we depend upon obtaining and retaining the services of qualified scientific and technical personnel, many of whom are employees of EKI and whose services are provided pursuant to the Technical Services Agreement. We are highly dependent on our Vice Chairman of the Board, President and Chief Executive Officer, Simon K. Hodson, who has been involved with EarthShell since its inception. We do not hold "key man" insurance on any of our personnel. If we lost the services of any of our key employees, it could be highly disruptive to our business operations.

IF THE U.S. FOOD AND DRUG ADMINISTRATION (THE "FDA") WERE TO FIND THAT OUR PRODUCTS DID NOT COMPLY WITH FDA REGULATIONS, THEY COULD ASK US TO VOLUNTARILY WITHDRAW OUR PRODUCTS FROM THE MARKETPLACE OR SEEK LEGAL REMEDIES AND SANCTIONS TO FORCE US TO WITHDRAW OUR PRODUCTS, EITHER OF WHICH WOULD PREVENT US FROM REALIZING FUTURE REVENUES FROM THOSE PRODUCTS.

                  The FDA regulates the manufacture, sale and use of EarthShell Products. The FDA's regulations are concerned with substances used in food packaging materials, not with specific finished food packaging products. Thus, food or beverage containers will comply with FDA regulations if the components used in the food and beverage containers:

             o are approved by the FDA as indirect food  additives  for their intended uses and comply with the applicable FDA indirect food additive regulations; or
             o are generally recognized as safe for their intended uses and are of suitable purity for those intended uses.

                  Each of the components of the EarthShell Big Mac(R) sandwich container and all other current prototype products is either approved by the FDA as an indirect food additive for its intended use, codified in the FDA's regulations as generally recognized as safe for its intended use, or a commonly recognized food ingredient that we and our consultants regard as generally recognized as safe for its intended use. However, we have not asked the FDA whether it concurs with our determination. We intend to ensure that the raw materials used in the EarthShell Big Mac(R) sandwich container are of suitable purity for their intended uses by specifying standards to be met by suppliers of raw materials and by material and product testing. The FDA does not require that manufacturers of EarthShell Products seek FDA concurrence that components are generally recognized as safe for their intended uses or that the raw materials are of suitable purity for their intended uses. As a result, we believe that the EarthShell Big Mac(R) sandwich container and other current prototype EarthShell Products will comply with all requirements of the FDA and do not require FDA approval. We cannot assure you, however, that the FDA would agree with these conclusions.

                  If the FDA were to disagree with our determinations with respect to the EarthShell sandwich container or future products, the FDA could ask us to voluntarily withdraw the products from the marketplace. They could also begin legal action to remove the products from the marketplace and, if appropriate, pursue additional sanctions against us and our management. Such actions by the FDA would prevent us from realizing future revenues from those products.

FLUCTUATIONS OR DECREASES IN THE TRADING PRICE OF OUR COMMON STOCK MAY ADVERSELY AFFECT THE LIQUIDITY OF THE STOCK'S TRADING MARKET AND OUR ABILITY TO RAISE CAPITAL THROUGH FUTURE OFFERINGS OF CAPITAL STOCK.

                  The stock market from time to time experiences extreme price and volume fluctuations which are often unrelated to the operating performance of particular companies. Since our initial public offering in March 1998, the market price of our common stock has been volatile, and it may continue to be volatile in the future. Factors that may significantly impact the market price and marketability of our common stock include, but are not limited to:

             o  insufficient cash to finance our business;
             o changes in our technological innovations or new commercial products or those of our competitors;
             o  unacceptable economics of manufacturing our products;
             o  inability to license the technology to third parties;
             o  development or disputes concerning proprietary rights;
             o  failure to meet analysts' earnings estimates;
             o  loss of key management;
             o  adverse regulatory actions or decisions;
             o  general economic and other external factors; and
             o  period-to-period fluctuations in our financial results.

                  Fluctuations or decreases in the trading price of our common stock may adversely affect the liquidity of the stock's trading market and our ability to raise capital through future offerings of capital stock.

OVER 70 MILLION, OR MORE THAN 70%, OF OUR TOTAL OUTSTANDING SHARES MAY BE SOLD INTO THE MARKET IN THE NEAR FUTURE. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

                  Approximately 70 million of EarthShell's 100,045,166 outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 ("Rule 144") promulgated under the Securities Act of 1933. This means that they may not be sold without first being registered under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. These approximately 70 million shares, which are held by current stockholders, are eligible for sale pursuant to Rule 144, subject to the volume and manner of sale limitations under Rule 144. In addition, we granted "demand" and "piggy-back" registration rights to all of our stockholders who owned our preferred stock and common stock before our initial public offering, including EKI. We cannot predict the effect, if any, that public sales of these shares or the availability of shares for sale will have on the market price of our common stock from time to time. Nevertheless, if our stockholders, and particularly our directors and officers, sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

OUR CHARTER DOCUMENTS AND DELAWARE LAW INCLUDE PROVISIONS THAT MAY DISCOURAGE A POTENTIAL TAKEOVER, EVEN IF IT WOULD BE BENEFICIAL TO OUR STOCKHOLDERS.

                  Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Law include provisions that may discourage persons from pursuing a non-negotiated takeover of EarthShell and prevent changes of control under some circumstances, even if doing so would be beneficial to our stockholders.

OUR  PROJECTED   INTERNATIONAL   REVENUES  ARE  SUBJECT  TO  RISKS  INHERENT  IN
INTERNATIONAL BUSINESS ACTIVITIES.

                  We expect sales of our products and services in foreign countries to account for a material portion of our revenues. These sales are subject to risks inherent in international business activities, including: o any adverse change in the political or economic environments in these countries; o economic instability; o any adverse change in tax, tariff and trade or other regulations; o the absence or significant lack of legal protection for intellectual property rights; o exposure to exchange rate risk for revenues which are denominated in currencies other than U.S. dollars; and o difficulties in managing joint venture businesses spread over various jurisdictions.

                  Our revenues could be substantially less than we expect if these risks affect our ability to successfully sell our products in the international market.

                                 USE OF PROCEEDS

                  We will receive all of the net proceeds from the sale of our common stock registered by the registration statement of which this prospectus is a part. The proceeds we receive will be used for general corporate purposes or as may be stated in a supplement or supplements to this prospectus.

                              PLAN OF DISTRIBUTION

                  Our common stock may be offered for sale and sold in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares of common stock may be sold directly, through agents designated from time to time, or by such other means as may be specified in the supplement to this prospectus. Participating agents or broker-dealers in the distribution of any of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any discount or commission received by any underwriter and any participating agents or broker-dealers, and any profit on the resale of shares of common stock purchased by any of them may be deemed to be underwriting discounts or commissions under the Securities Act.

                  Shares of our common stock may be sold through a broker-dealer acting as agent or broker or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such shares of common stock to the public at varying prices to be determined by the broker-dealer at the time of resale.

                  To the extent required, the number of shares of common stock to be sold, information relating to the underwriters, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an accompanying supplement to this prospectus.

                  If underwriters are used in a sale, shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Shares of common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of shares of common stock will be named in the supplement to this prospectus relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement.

                  Under the securities laws of some states, the shares of common stock registered by the registration statement may be sold in those states only through registered or licensed brokers or dealers.

                  Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

                  Upon sale under the registration statement that includes this prospectus, the shares of common stock registered by the registration statement will be freely tradable in the hands of persons other than our affiliates.

                                  LEGAL MATTERS

                  Gibson, Dunn & Crutcher LLP, Los Angeles, California, will pass upon the legality of the common stock being offered by this prospectus for EarthShell.

                                     EXPERTS

                  The financial statements incorporated in this prospectus by reference from EarthShell's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche llp, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

                  This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward-looking statements can typically be identified by the use of forward-looking words, such as "may," "will," "could," "project," "believe," anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like. These statements appear in a number of places in this prospectus and include statements regarding our intentions, plans, strategies, beliefs or current expectations and those of our directors or our officers with respect to, among other things: o our financial prospects; o our financing plans; o trends affecting our financial condition or operating results; o our strategies for growth, operations, and product development and commercialization; and o conditions or trends in or factors affecting the foodservice disposables industry.

                  Forward-looking statements do not guarantee future performance and involve risks and uncertainties that could cause actual results to differ materially from those anticipated. The information contained in this prospectus, or incorporated by reference, identifies important factors that could cause such differences.

                       WHERE YOU CAN FIND MORE INFORMATION

                  We have filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the Registration Statement, omits some of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the SEC pursuant to the Securities Act of 1933 and the rules and regulations of the SEC. We also file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934.

                  You may read and copy the Registration Statement, including exhibits and schedules thereto, as well as our reports, proxy statements and other information that we file, at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information filed electronically with the SEC at HTTP://WWW.SEC.GOV. Our web site is located at HTTP://WWW.EARTHSHELL.COM.

                  Our statements in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. For a complete understanding of any such contract or other document, you should read that contract or document, which has been filed as an exhibit to the Registration Statement.

                  You should rely on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                      INFORMATION INCORPORATED BY REFERENCE

                  Our annual report on Form 10-K for the fiscal year ended December 31, 1999, which has been filed with the SEC, is incorporated by reference into this prospectus.

                  All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the shares of common stock shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective filing dates of such documents.

                  We will provide without charge to each person to whom a copy of this prospectus is delivered, upon such person's written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to Investor Relations, 800 Miramonte Drive, Santa Barbara, California, 93109.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

--------------------------------------------------------------------------------



                                5,000,000 Shares


                             EarthShell Corporation


                                  Common Stock


                                 ______________


                             PRELIMINARY PROSPECTUS


                                 MARCH 31, 2000
                                 ______________



WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, YOU SHOULD NOT RELY UPON SUCH INFORMATION OR REPRESENTATIONS AS HAVING BEEN AUTHORIZED BY EARTHSHELL OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THOSE TO WHICH IT RELATES IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS.

                                TABLE OF CONTENTS

                                                                            PAGE

RISK FACTORS                                                                   4
USE OF PROCEEDS                                                               13
PLAN OF DISTRIBUTION                                                          13
LEGAL MATTERS                                                                 14
EXPERTS                                                                       14
WHERE YOU CAN FIND MORE INFORMATION                                           14
INFORMATION INCORPORATED BY REFERENCE                                         14

UNTIL ______, 2000 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The following table sets forth all expenses payable by EarthShell in connection with the offering of our common stock being registered hereby. All amounts are estimated except the SEC registration fee:

                          EXPENSES                                        AMOUNT

SEC Registration Fee...................................                   $6,229
NASDAQ National Market Fees............................                        $
Legal Fees and Expenses................................                        $
Accounting Fees and Expenses...........................                        $
Miscellaneous Expenses.................................                        $

                  TOTAL................................                   $

-------------------


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of EarthShell Corporation (the "Company") under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Charter and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The Company may, in its discretion, similarly indemnify its employees and agents. The Charter relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, the Company will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

ITEM 16.  EXHIBITS.

                  See Exhibit Index attached hereto following the signature pages and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis Junction, State of Maryland, on March 29, 2000.

                             EARTHSHELL CORPORATION

                             By: /S/ SIMON K. HODSON
                                 -------------------------------------
                                 Simon K. Hodson
                                 Vice Chairman of the Board,
                                 Chief Executive Officer and President

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Simon K. Hodson and D. Scott Houston his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                         TITLE                                     DATE

/S/ ESSAM KHASHOGGI                        Chairman of the Board                                       March 29, 2000
------------------------------------
Essam Khashoggi

/S/ SIMON K. HODSON                        Vice Chairman of the Board and                              March 29, 2000
------------------------------------       Chief Executive Officer
Simon K. Hodson                            (Principal Executive Officer)


/S/ D. SCOTT HOUSTON                       Chief Financial Officer and Secretary                       March 29, 2000
------------------------------------       (Principal Financial and Accounting Officer)
D. Scott Houston

/S/ JOHN DAOUD                             Director                                                    March 29, 2000
------------------------------------
John Daoud

/S/ ELLIS B. JONES                         Director                                                    March 29, 2000
------------------------------------
Ellis B. Jones

/S/ LAYLA KHASHOGGI                        Director                                                    March 29, 2000
------------------------------------
Layla Khashoggi

/S/ WILLIAM A. MARQUARD                    Director                                                    March 29, 2000
------------------------------------
William A. Marquard

/S/ HOWARD J. MARSH                        Director                                                    March 29, 2000
------------------------------------
Howard J. Marsh



                                  EXHIBIT INDEX

                                                                                                      SEQUENTIALLY

   EXHIBIT                                                                                              NUMBERED
   NUMBER                                          DESCRIPTION                                           PAGE+
   ------                                          -----------                                           ----

    4.1        Specimen certificate of Common Stock.*
    5.1        Opinion and consent of Gibson, Dunn & Crutcher LLP.**
   23.1        Consent of Deloitte & Touche LLP.
   23.2        Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).**
   23.3        Consent of CalRecovery, Inc.
   24.1        Power of Attorney (included as part of signature page).


---------------------

* Previously filed, as an exhibit to the Company's Registration Statement on Form S-1 and amendments thereto (Registration No. 333-13287), and incorporated herein by reference.

**       To be filed by amendment.
+        Only contained in manually executed version.